UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2017 (December 6, 2017)

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11 East 44th Street, 12th Floor

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Greenbacker Renewable Energy Company LLC Acquires Six Operating Solar Facilities, comprising 10 Megawatts of Generating Capacity, in California and Colorado

Greenbacker Renewable Energy Company LLC announced on December 12, 2017 that, through a wholly-owned subsidiary, it signed an agreement on December 6, 2017 to purchase a portfolio of North American solar assets from UK based Foresight Group (“Foresight Portfolio”) for approximately $13,000,000 including the repayment of $5 million in project level debt.   The Foresight Portfolio consists of six operating solar photovoltaic systems comprising 10.0 MW located in Colorado (consisting of the Grand Junction – Mesa, Sterling 2 MW and Sterling 500 kW facilities) and California (consisting of Lancaster - Radiance 4 and Radiance 5, and Jamestown – Sonora facilities). The Foresight Portfolio was represented by Cohn Reznick Capital Markets Securities LLC, a capital markets and banking advisor, on behalf of the current owner Foresight Group US LLC, a leading independent infrastructure and private equity investment manager with over $3 billion in assets under management. The projects were placed in service throughout 2013 and 2014 and sell power or renewable energy credits to PG&E, Xcel, SCE and/or various Colorado based governmental agencies through 20-year power purchase agreements with an average of 17 years currently remaining across all locations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated December 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2017	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated December 12, 2017